UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Definitive Information Statement

Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

Preliminary information statement
Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).
X	Definitive information statement.

THE RADIANT CREATIONS GROUP, INC.

(Name of Registrant as Specified in its Charter)

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THE RADIANT CREATIONS GROUP, INC.

2401 PGA Boulevard, Suite 280-B

Palm Beach Gardens, FL 33410

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

To the Shareholders of

The Radiant Creations Group, Inc.

This Definitive Information Statement (the “Information Statement”) is furnished to the shareholders of The Radiant Creations Group, Inc., a Nevada corporation (the "Company", “we”, “our”, or “us”), in connection with our prior receipt of approval by a written consent (the “Written Consent”), in lieu of a special meeting, of the current holders of a majority of our outstanding voting shares authorizing our Board of Directors to file an amendment to our Articles of Incorporation (the "Amendment") to increase our authorized shares from 200,000,000 to 1,000,000,000 shares (the "Action") with 900,000,000 common shares and 100,000,000 preferred shares. Under Nevada law, the affirmative vote of the holders of a majority of our outstanding voting shares is required to approve the Action. On November 6, 2014, we obtained the approval of the Action by Written Consent of stockholders that together are the record holders of 220,000,000 shareholder votes, representing approximately 85.86% of our total shareholder voting power as of November 6, 2014. The Amendment to our Articles of Incorporation to effectuate the Action cannot be completed until 20 days after the mailing of this Information Statement to our shareholders and after the filing of the amended Articles of Incorporation with the Nevada Secretary of State is effective. A copy of the certificate of Amendment affecting the Action is attached to this Information Statement as Exhibit A.

THE CORPORATION IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY. Because the Written Consent of the holders of a majority of our voting power satisfies all applicable shareholder voting requirements, we are not asking for a proxy: please do not send us one.

By Order of the Board of Directors

/s/ Gary R. Smith
Gary R. Smith, Chief Executive Officer
and Director

December 19, 2014

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THE RADIANT CREATIONS GROUP, INC.

Harbour Financial Center

2401 PGA Boulevard, Suite 280-B

Palm Beach Gardens, FL 33410

December 19, 2014

DEFINITIVE INFORMATION STATEMENT

GENERAL INFORMATION

In this Information Statement we refer to The Radiant Creations Group, Inc., a Nevada corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is being furnished to shareholders of the Company in connection with an action (the “Action”) by written consent (the “Written Consent”) of the Company’s shareholders holding 220,000,000 votes or approximately 85.86%, of the total votes (the “Majority Shareholders”).  The Action will not become effective until at least 20 business days after the Information Statement is sent or given to our shareholders in accordance with the requirements of the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The close of business on November 6, 2014, the date that the Majority Shareholders gave their Written Consent, is the record date (the “Record Date”) for the determination of shareholders entitled to notice of the Action by the Written Consent.

Pursuant to the Written Consent, the Majority Shareholders approved an amendment to our Articles of Incorporation to increase our authorized capital stock to 1,000,000,000 shares consisting of (i) 900,000,000 shares of Common Stock and (ii) 100,000,000 shares of preferred stock. Prior to the Action, we are authorized to issue 200,000,000 shares consisting of (i) 100,000,000 shares of Common Stock and (ii) 100,000,000 shares of preferred stock. Upon effectiveness, the Action will increase our authorized capital from 100,000,000 to 900,000,000 shares. The Action does not alter the number of preferred shares we may issue or modify the rights, terms and/or designations of the preferred shares.

Our Board of Directors unanimously approved the amendment to our Articles of Incorporation on October 22, 2014.  Also on October 22, 2014, the Board of Directors set the Record Date as November 6, 2014.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board and the Majority Shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify you of the Action.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Action as early as possible to accomplish the purposes hereafter described, our Board of Directors elected to seek the Written Consent to reduce the costs and implement the Action in a timely manner.

Who is Entitled to Notice?

Each holder of our voting shares on the Record Date will be entitled to notice of the Action.

What Vote is Required to Approve the Action?

The affirmative vote of a majority of our outstanding voting securities on the Record Date is required for approval of the Action.  As of the Record Date, we had 36,233,708 shares of Common Stock, 1,000,000 shares of Series A Super Voting Preferred Stock and 20,000,000 shares of Series B Preferred Stock issued and outstanding.  Each one (1) share of our Common Stock and each one (1) share of our Series B Preferred Stock entitles the holder to one (1) vote on each matter submitted to the shareholders.  Each share of our Series A Super Voting Preferred Stock entitles its holder to two hundred (200) votes on each matter submitted to our shareholders.  Because the Majority Shareholders, holding a majority of the outstanding votes as of the close of business on the Record Date, voted in favor of the Action, no other shareholder votes are required to approve the Action.

PROPOSAL

AMENDMENT TO THE

ARTICLES OF INCORPORATION TO INCREASE THE

NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 900,000,000

Our Articles of Incorporation authorize us to issue 200,000,000 shares of stock consisting of 900,000,000 shares of Common Stock, $0.00001 par value per share, and 100,000,000 shares of Preferred Stock, $0.00001 par value per share. On October 22, 2014, our Board of Directors approved an amendment to our Articles of Incorporation to increase our authorized capital stock to 1,000,000,000 shares consisting of (i) 900,000,000 shares of Common Stock and (ii) 100,000,000 shares of preferred stock. The Action increases the total number of shares of Common Stock that we may issue from 100,000,000 to 900,000,000 shares.  The Action does not modify the number of preferred shares we may issue or modify the rights, terms and designations of the preferred shares, all of which are incorporated in the amendment to the Company’s Articles of Incorporation which is attached hereto as Exhibit A.

Purpose and Effect of the Amendment

We are currently authorized to issue 100,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock. As of October 22, 2014, the Company had 36,233,708 shares of Common Stock, 1,000,000 shares of Series A Super Voting Preferred Stock and 20,000,000 shares of Series B Preferred Stock issued and outstanding.

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The Board of Directors believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of Common Stock available in order to provide flexibility for corporate actions in the future.  Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Articles of Incorporation, as amended, and the delay and expense incurred in holding special meetings of the Stockholders to approve such amendments.

Notwithstanding the foregoing, we currently have no arrangements or understandings for the issuance of additional shares of Common Stock, although opportunities for acquisitions and equity financings could arise at any time. If this Action is approved, all or any of the authorized shares may be issued without further shareholder action (unless such approval is required by applicable law or regulatory authorities) and without first offering those shares to the stockholders for subscription. The issuance of shares otherwise than on a pro-rata basis to all stockholders would reduce the proportionate interest in the Company of each share.

The increase of our authorized Common Stock could have an anti-takeover effect. If our Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by us.

A copy of the proposed Amendment to our Articles of Incorporation is attached hereto as Exhibit A. The Amendment will become effective approximately twenty (20) days after we file a Definitive Information Statement with the Securities and Exchange Commission (the “SEC”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth all the shares beneficially owned by all Executive Officers and Directors as a group as of November 6, 2014, the Record Date.

Title of Class	Name and Address of Beneficial Owner	Number of Preferred and Common Stock	Percentage of Class Held (1)

Common Stock		No Common Stock (2)	0%

Preferred Stock	BioDynamic Molecular Technologies, LLC	1,000,000 Series A Preferred (3)	100%

	Beneficial Owners:
	Gary R. Smith, CEO - 500,000 Shares.
	Gary D. Alexander, CFO - 250,000 Shares
	Michael S. Alexander, VP - 250,000 Shares
	BioDynamic Molecular Technologies, LLC	20,000,000 Series B Preferred (4)	100%

	Beneficial Owners:
	Gary R. Smith, CEO - 10,000,000 Shares.
	Gary D. Alexander, CFO - 5,000,000 Shares
	Michael S. Alexander, VP - 5,000,000 Shares

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(1)	Based upon 36,233,708 shares of Common Stock and 1,000,000 shares of Series A preferred and 20,000,000 shares of Series B preferred stock outstanding on November 6, 2014.
(2)	Each one (1) share of the stock entitles the holder to one (1) vote per share.
(3)	Each one (1) share of the Series B preferred stock entitles the holder to one (1) vote per share.
(4)	Each one (1) share of Series A preferred stock entitles the holder to two hundred (200) votes per share.

EXECUTIVE COMPENSATION

On September 25, 2013, our management authorized and created the Radiant Creations 2013 Incentive Stock Option Plan authorizing 50,000,000 options for share 50,000,000 shares of Common Stock to be issued to officers, directors, significant employees, advisors and consultants.

On December 3, 2013, our Board of Directors granted incentive stock options as follows:

Name and Tile	Number of Options
Gary R. Smith, CEO	6,000,000
Gary D. Alexander, CFO	6,000,000
Manpreet Singh Thaper	16,000,000
Michael S. Alexander, VP of Corporate Finance	3,000,000
Other Employees, Independent Directors and Advisors	7,950,000

The Options may be exercised into common shares at prices ranging between $0.098 for employees and $0.127 for officers per share at any time until December 20, 2018.

As of the date of this Information Statement, no options have been exercised.

EMPLOYMENT CONTRACTS

On March 1, 2014 and effective March 3, 2014, our Board of Directors authorized and executed employment agreements for significant employees including:

Name and Title	Term
Gary R. Smith, CEO and President (1)	$156,000 annually Effective date – March 3, 2014
Manpreet Singh Thaper (Payscout, Inc.) (1)	$156,000 annually Effective date – March 3, 2014
Gary D. Alexander, CFO and Corporate Secretary (1)	$156,000 annually Effective date – March 3, 2014
Michael S. Alexander. VP of Corporate Finance	$78,000 annually Effective date – December 2, 2013

(1)	For the quarters ended May 31, 2014, August 31, 2014, and November 30, 2014 amounts due to Gary R. Smith, CEO, Gary D. Alexander, CFO and Manpreet Singh Tharpe for salaries have been permanently waived.

Other terms and conditions of the agreements are standardized and customary within recognized corporate policies and practices.

DISSENTERS’ RIGHTS OF APPRAISAL

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Compensation Committee Interlocks and Insider Participation

Under the Nevada Revised Statutes, our shareholders are not entitled to dissenters’ appraisal rights with respect to the Action, and we do not intend to independently provide shareholders with any such right.

DISCLOSURES REGARDING FORWARD LOOKING STATEMENTS

This Information Statement and the documents incorporated by reference into this Information Statement contain forward-looking statements that are subject to risks and uncertainties.  All statements other than statements of historical fact contained in this Information Statement and the materials accompanying this Information Statement are forward-looking statements.

Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as ‘believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates,” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our company or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements contained or incorporated by reference in this Information Statement are forward-looking statements and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.  These statements include declarations regarding our plans, intentions, beliefs or current expectations.

The forward-looking statements included in this Information Statement are made only as of the date of this Information Statement.  The forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results of those anticipated.  These uncertainties and other risk factors include, but are not limited to: changing economic and political conditions in the United States and in other countries; the ability to integrate effectively acquired companies; the loss of current customers or the inability to obtain new customers; war or other acts of political unrest; changes in governmental spending and budgetary policies; governmental laws and regulations surrounding various matters such as environmental remediation, contract pricing, and international trading restrictions; customer product acceptance; continued access to capital markets; and foreign currency risks.

We further caution investors that other factors might, in the future, prove to be important in affecting our results of operations.  New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements are expressly qualified in their entirety by this cautionary statement.  The forward-looking statements included in this document are made as of the date of this document and we do not undertake any obligation to update forward-looking statements to reflect new information, subsequent events or otherwise, except as required by law.

ADDITIONAL INFORMATION

Distribution of the Information Statement

We will pay the costs associated with this Information Statement, including the costs of printing and mailing.  We will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding the Information Statement to beneficial owners.

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Where You Can Find Additional Information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the Commission’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms.  Our SEC filings are also available at the SEC’s web site at www.sec.gov and our website at www.radiantcreationsgroup.com/tablet/investors.html.  We have not incorporated by reference into this Information Statement the information contained on our website and you should not consider it to be part of this Information Statement.

By Order of the Board of Directors

/s/ Gary R. Smith
Gary R. Smith, Chief Executive Officer

December 19, 2014

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EXHIBIT A

CERTIFICATE OF AMENDMENT

Certificate of Amendment to Articles of Incorporation

Nevada For Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The Radiant Creations Group, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Company”) hereby certifies as follows:

Section 1. Capital Stock

The aggregate number of shares that the Company will have authority to issue in One Billion (1,000,000,000) of which Nine Hundred Million (900,000,000) shares will be Common Stock, with as par value of $0.00001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.00001 per share.

The Preferred Stock may be divided into and issued in series.  The Board of Directors of the Company is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.  The Board of Directors of the Company is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

(a)   The rate of dividends, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)   Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption

(c)   The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)   Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)   The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

(f)   Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and,

(g)   Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Company may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Company shall not declare, or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holder of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payments, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the event of the liquidation of the Company, holders of Preferred Stock shall be entitled to received, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect to such Preferred Stock (whether or not earned or declared) to the date of such distribution.  Neither the sale, lease nor exchange of all or substantially all of the property and assets of the Company, nor any consolidation or merger of the Company, shall be deemed to be liquidation for the purpose of this Article.

The foregoing Amendments have been duly adopted in accordance with the provisions of Nevada Revised Statutes 78.385 and 78.390 by the vote of a majority of the outstanding stock of the Company entitled to vote thereon.

IN WITNESS WHEREOF, I have executed this Certificate of Amendment as of this ___ day of ________, 2014.

/s/ Gary R. Smith

Gary R. Smith, Chief Executive Officer

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